Calculation of Filing Fee Tables
S-8
DocGo Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share	457(a)	5,747,461	$ 0.63	$ 3,620,900.43	0.0001381	$ 500.05
Total Offering Amounts:						$ 3,620,900.43		$ 500.05
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 500.05
Offering Note
[1]	This Registration Statement on Form S-8 covers (i) 3,945,602 shares of common stock, par value $0.0001 per share, of the Registrant (the "Common Stock") that may be issued pursuant to the Registrant's 2021 Stock Incentive Plan (the "Plan") and 1,801,859 shares of Common Stock that may again become available for issuance under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), such additional shares of the Common Stock that may be issuable pursuant to the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Common Stock. The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and is based on the average of the high and low sale prices of the Common Stock, as quoted on The Nasdaq Stock market on March 12, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A